Exhibit 10.56

AGREEMENT dated 12th July 2004

Parties	Riverdale Estates Ltd (“The Landlord”)

Vidus Ltd (“The Tenant”)
Felaw Maltings (North Building)
48 Felaw Street
Ipswich
Suffolk
IP2 8HE

Property	The dwelling house situated at and being :-
12 St Nicholas Court Friars Street
Ipswich
Suffolk
IP1 1TG

Together with the Fixtures, Furniture and Effects therein and more particularly specified in the Inventory signed by the parties.

Term	A term certain of 12 months from the 12th day of July 2004

Rent	£1725.00 incl VAT (@17.5%)(nevertheless as hereinafter provided) for every calendar month.

Payable	in advance by equal calendar monthly payments on the 12th day of every month during the term of the lease.

Terms & Conditions

1.                                       The Landlord lets and the Tenant takes the property for the Term at the Rent payable as above.

2.                                       This Agreement creates an assured shorthold tenancy with in Part 1 Chapter II of the Housing Act 1988 and the provisions for the recovery of possession by the Landlord in Section 21 thereof apply accordingly, save where the Landlord serves a notice under paragraph 2 of Schedule 2A of that Act.

3.                                       Where the context admits :-

a)                                      “The Landlord” includes the persons for the time being entitled in reversion expectant on the tenancy on the tenancy

b)                                     “The Tenant” includes the persons deriving title under the Tenant

Residential Lettings & Property Management

3 Wherry Lane, Ipswich, Suffolk IP4 1LG

Telephone: 01473 217600  Fax: 01473 287408

www.riverdaleestates.co.uk

Registered Office: Saxtead Bottom Farm, Saxtead Suffolk IP13 9QS

Company Registration in England, Number 3280625

c)                                      in this Agreement for all covenants made by the Tenant the masculine shall be deemed include the feminine

d)                                     references to the Property include references to any part or parts of the Property and to the Fixtures, Furniture and Effects or any part of them.

4.                                      THE TENANTS COVENANTS

The Tenant agrees with the Landlord:-

(1)                                  To pay the Rent in advance by equal monthly payments on the 12th day of each month the due date without deduction and by the method specified to the Tenant in writing by the Landlord, whether such Rent be formally demanded or not. The first payment of Rent is to be made on 12th July 2004.

(2)                                  To pay the Deposit of £2000.00 to Riverdale Estates Ltd on the signing of this Agreement. The Deposit is to be held by the Landlord as security towards the Tenants liability for the due performance of his covenants. The Deposit is not repayable until after possession has been given up to the Landlord and until after the Landlord has had a reasonable opportunity to inspect the Premises and quantify the deductions, if any, to be made therefrom (such period not to exceed 6 weeks). The balance will be sent to the Tenants forwarding address.

(3)                                  Not to set off against the rent the Deposit referred to herein.

(4)                                  To pay for any and all the electric power supplied to the Premises during the tenancy and to pay all charges for the use of any telephone and cable services at the Premises during the Tenancy. Where necessary, the sums demanded by the service provider will be apportioned according to the duration of the tenancy. The sums covered by this clause include standing charges or other similar charges and Value Added Tax as well as any charges, which may be made for actual consumption.

(5)                                  Not to change any of the service providers without the written consent of the Landlord.

(6)                                  Should the Tenant have hired a television receiver video equipment cable equipment or similar he will arrange for its return to the hirer at the end of the Tenancy.

(7)                                  To make good all damage occasioned to the Premises or to any part of the Building through any breach of the obligations set out in clause 4(14) hereof or through any improper use by or the negligence of the Tenant, or the servants, or agents for the Tenant, or any person for the time being in or using the Premises or through the stopping up, overflowing or leakage of any of the said taps, baths, washbasins, WCs, sinks, cisterns, heaters, pipes, fittings or apparatus due to the negligence of the Tenant or any such persons as aforesaid PROVIDED THAT this subclause shall not impose any liability upon the tenant which is cast upon the Landlord by Section 11 of the Landlord and Tenant Act 1985 as amended by Section 116 of the Housing Act 1988 and the Gas Safety (Installation and Use) Regulations 1994 as amended.

(8)                                  Subject to the provision for approval referred to in clause 2(41) hereof in respect of the decoration of the Premises to hold in the same repair order and condition as specified in the said Inventory (fair wear and tear and damage by the Insured Risks only expected) the interior of the premises together with glass and fixtures and fittings of the Premises and all the contents.

(9)                                  Ensure all electrical gas and other appliances are kept in good working order and to pay for the immediate replacement of any parts, which have become defective through negligence or ill treatment by the Tenant or any invitee of the Tenant and to replace all light bulbs batteries and electrical fuses, which become defective.

(10)                            Subject to the Landlords obligations in clause 7(1) hereof to keep the furniture and effects specified in the Inventory or forming part of the contents together with the interior of the Premises clean and in the same repair order and preservation as at the commencement of the tenancy (fair wear and tear and Damage by the Insured Risks only excepted) and so far as possible forthwith to replace with articles of the same sort and equal value such as may be lost, broken or destroyed or to compensate the Landlord in damages for any omission to replace as aforesaid and to repair and make good such articles as may be damaged (except as aforesaid) and not to permit or suffer any of the said furniture or any substituted furniture or effects to be removed from the Premises otherwise than for necessary repairs (whereupon written notice thereof shall be given to the Landlord) without the consent of the Landlord

(11)                            Subject to the Landlords obligations in clause 7 hereto ensure that all taps, baths, wash basins, WCs, cisterns, domestic water heaters and internal pipes together with drains gullies downpipes and gutters in or connected with the Premises are kept clean and open and not to damage the pipes wires conduct fittings or appliances within or exclusively serving the premises.

(12)                            To give the Landlord written notice of any damage destruction loss or happening to the Premises or the contents howsoever caused immediately it comes to the attention of the Tenant.

(13)                            In the event that the Landlord gives to the Tenants written notice of any failure to carry out any repairs which are the obligation of the Tenant under this Agreement the Tenant agrees to carry out such repairs within one month of receiving such notice or immediately in the case of an emergency failing which the Landlord or his agents and workmen shall be entitled to enter the Premises to perform the said works the cost of which will be paid by the Tenant to the Landlord upon demand.

(14)                            At the determination of the Tenancy to ensure that all linen (if any) is freshly laundered and to have professionally cleaned all counterpanes blankets duvets carpets upholstery curtains and other articles set out in the Inventory or articles substituted for the same which shall be shown by the reference to the Inventory to have been soiled during the Tenancy but in any event to have the carpets professionally cleaned at least once in every twelve months throughout the Tenancy.

(15)                            To give notice to the Landlord or proper sanitary authority in the event of disinfection or fumigation being required in consequence of the occurrence of any infectious or contagious illness or infestation of rats mice fleas insects and the like on the Premises and to bear the cost of any remedial action taken and further to pay for the cost of redecoration when necessary and replace or pay for the replacement of any articles which require to be destroyed on account of such infection infestation or contagion.

(16)                            To indemnify and hold harmless the Landlord against all costs and expenses howsoever arising from any breach on the part of the Tenant of the Agreement.

(17)                            To keep clean all panes or glass whether in doors, windows or roof-lights and to replace such of them as may be or become damaged or broken for whatever reason (damage caused by accidental fire excepted).

(18)                            To place all refuse in refuse in a proper receptacle and to ensure that rubbish is regularly collected by or on behalf of the local authority.

(19)                            Not to commit or allow to be committed any waste or spoll on or about the premises.

(20)                            Not to remove any of the Fixtures Fittings Furniture or Effects from the Premises.

(21)                            To allow the Landlord or anyone with Landlord’s written authority together with any workman and necessary appliances to enter the Premises at reasonable times of the day to inspect its condition and state or repair and to effect any necessary repairs if the Landlord has given 24 hours notice beforehand and not to interfere with or obstruct any such persons.

(22)                            In cases of emergency to allow the Landlord or anyone with the Landlord’s authority to enter the Premises at any time and without Notice.

(23)                            To use the Premises as a private dwelling-house only. This means that the Tenant must not carry on any profession trade or business at the Premises and must not allow anyone else to do so.

(24)                            Not to alter or add to the Premises or do or allow anyone else to do anything on the Premises which might increase the fire insurance premium.

(25)                            Not to do or allow anyone else to do anything on the Premises which may be a nuisance to, or cause damage or annoyance to the Landlord or the tenants or occupiers of any adjoining Premises.

(26)                            a)  Save as mentioned in clause 29 b) below not to assign, underlet, charge, or part with or share possession of the Property or any part thereof of the fixtures, fittings, furniture and effects.

b)  The Tenant may allow the property to be occupied by the Occupant and the Occupant’s family the Occupant being an employee of the Tenant or the Employer.

c)  The Tenant will take all reasonable steps to ensure that the Occupant is aware of and complies with the terms of this Agreement in so far as they relate to the use and occupation of the Property.

(27)                            Not to permit any person to occupy the Premises as a licensee or invitee.

(28)                            To give the Landlord a copy of any notice given under the Party Wall etc Act 1996 within seven days of receiving it and not to do anything as a result of the notice unless required to do so by the Landlord.

(29)                            Upon receipt of any notice direction or order affecting or being likely to affect the Premises and whether served on the Tenant personally or by any other means to deliver such a copy of such a notice to the Landlord within seven days of receiving it.

(30)                            To immediately forward to the Landlord any post or other items delivered to the Premises addressed to him.

(31)                            At the expiration or sooner determination of the Tenancy hereby created to yield up the Premises and all additions thereto and all fittings and the Landlords fixtures therein and also the Contents or the articles substituted for any of the Contents in such a state of repair condition order preservation and cleanliness as shall be in accordance with the Tenants stipulations herein contained and as regards the furniture and effects in the rooms and the places in which they were at the commencement of the Tenancy so that the Premises are ready for immediate re-occupation.

(32)                            To hand over to the Landlord or his representative on the last day of the Tenancy whether on its expiration or sooner determination all keys to the Premises and in the event of the Tenants failure to comply with this sub-clause the Landlord shall have the right to change all security locks to the Premises at the Tenants expense.

(33)                            In the event that the Tenants goods or any item or any possessions belonging to members of the Tenants household shall not have been removed from the Premises at the time of expiration or sooner determination of the tenancy to pay to the Landlord damages at the rate equal to the rent then payable for the Premises until the Tenant shall have removed all such goods and in the event of them not being removed the Landlord shall be entitled to remove the same at the sole risk of the Tenant and to charge the Tenant for the cost of removal and disposal and in addition the Tenant undertakes to pay to the Landlord all additional expenses incurred by the Landlord in checking the Inventory which cannot be checked until all goods and possessions belonging to the Tenant or members of his household have been removed.

(34)                            In the event that the washing machine and tumble dryer (if any) serving the Premises malfunctions for whatever reason and causes damage to the Tenants contents within, then the Tenant agrees not to make a claim against the Landlord or the Landlords Insurers for any recompense or compensation for any such loss of damage suffered.

(35)                            In the event that the refrigerator and freezer (if any) ceases to properly function with the result that any comestibles contained in the said appliance(s) and belonging to the Tenant thaws or becomes damaged or otherwise unsafe for human consumption and as a consequence requires to be destroyed or discarded then the Tenant agrees not to seek reimbursement from the Landlord for any loss or inconvenience suffered.

(36)                            Not to do or permit or suffer to be done any act or thing which may render void or voidable any policy of insurance on the Premises or the building or any part thereof or on the Contents or which may be cause an increased premium to be payable in respect thereof and to repay to the Landlord on demand all sums from time to time paid by way of increased premiums and all expenses incurred by the Landlord in or about any renewal of such policy rendered necessary by a breach of this sub clause.

(37)                            Not to make or have made any duplicate keys to the premises nor to replace nor add any new locks to the Premises without the previous written consent of the Landlord (except in emergency) and the Tenant undertakes that on full set of keys to the new locks shall at all times be provided at the Tenants expense to the Landlord.

(38)                            Not to carry out any decoration to the Premises nor any part thereof without the prior written consent of the Landlord and not to alter nor interfere with the construction or arrangement of the Premises or the fixtures and fittings therein belonging to the Landlord for which the Landlord is responsible or alter injure or affix anything to the walls or damage the floors wiring pipes or drains of the Premises and further not to alter or have made altered or extended any electrical wiring plumbing or gas installation on the Premises.

(39)                            Not to place leave or cause to be left anything in any entrance landing passage stairway lift or common part of the building (if any) any not to throw or allow to be thrown anything whatsoever from any window of the Premises.

(40)                            Not to cause or permit any offensive or inflammable material to collect in or on the Premises and not to use or permit to be used any heater fuel of which is of a dangerous nature.

(41)                            Not to erect or permit to project outside the Premises any wireless satellite dish or television aerial without the prior consent in writing of the Landlord.

(42)                            Not to commit or allow the commission upon the Premises of any act which could lead to the prosecution of the Landlord under the misuse of Drugs Act 1971 or any statutory enactment which replaces or modifies the same not bring nor permit the keeping of any lawful drugs or prohibited substances upon the Premises.

(43)                            During the last 60 days of the tenancy to allow the Landlord or his Agents to enter and view the Premises with prospective tenants at reasonable times of the day.

(44)                            Not to change the telephone number(s) allocated to the Premises at the date of this Agreement.

(45)                            To indemnify the Landlord in respect of any costs incurred by the Landlord in enforcing the terms of this Agreement against the Tenant.

(46)                            In the event of the Tenants lease being forfeited or determined before the expiry of the Term to indemnity the Landlord in respect of:

a)                                      Any costs incurred by the Landlord in finding new tenants for the Premises.

b)                                     Any difference in rent between that due by the Tenant under the terms of this Agreement and the rent paid by the new tenants for the remainder of the period covered by this Agreement.

c)                                      The rent due under this Agreement for any period of this tenancy prior to the end date where the Landlord has been unable to let the Premises to new Tenants.

(47)                            To pay all expenses incurred by the Landlord incidental to the preparation and service of notices under section 146 of the Law of the Property Act 1925 not withstanding that forfeiture is avoided otherwise than by relief granted by the court.

(48)                            Not to keep or allow to be kept on The Premises any animal or bird or domestic pet without first obtaining the Landlords written consent such consent to be revocable at will by the Landlord.

(49)                            Not to leave the Premises unoccupied for more than twenty-eight consecutive days without giving notice to the Landlord.

(50)                            Not smoke or allow any substances to be smoked on Premises.

(51)                            The windows should be cleaned at least every three months and at the end of the Tenancy.

(52)                            The Landlord should be given access to inspect the Premises by prior arrangement at quarterly intervals throughout the tenancy and as directed by the lease in the final part of the tenancy.

5.                                      LATE RENT PENALTY

Provided that if the Rent or any instalment or part thereof shall be in arrears for fourteen days, without prior agreement, after the same shall have become due (whether legally demanded or not) an interest charge calculated as 5% above the base rate of the Bank of England on the day due on any outstanding Rent.

6.                                      BREACH OF AGREEMENT

Provided that if there shall be a breach of any of the agreements by the tenant, the Landlord may re-enter the Property and immediately thereupon the tenancy shall absolutely determine without prejudice to the other rights and remedies of the Landlord.

7.                                      THE LANDLORDS OBLIGATIONS

The Landlord agrees with the Tenant as follows :-

(1)                                  to pay and indemnify the Tenant against all assessments and outgoings in respect of the Property (except charges for the supply of electric power or the use of any telephone)

(2)                                  that the Tenant paying the Rent and performing the agreements on the part of the Tenant may quietly possess and enjoy the Property during the tenancy without any lawful interruption from the Landlord or any person claiming under or in trust of the Landlord to return to the Tenant any Rent payable for any period while the Property is rendered uninhabitable by fire, the amount in case of dispute to be settled by arbitration

(3)                                  to have the common parts of the property cleaned on a regular basis.

(4)                                  to pay all council tax charges due on the property during the course of the tenancy.

(5)                                  To purchase the appropriate television license in respect of any television receiver at the premises and to ensure that at all times during the tenancy hereby created there is a current valid television license in force in respect of any television set at the premises.

8.                                      SECTION 11

This Agreement shall take effect subject to the provisions of Section 11 of the Landlord and Tenant Act 1985 if applicable to the tenancy.

9.                                      HOUSING ACT 1988

This tenancy agreement may be terminated (but not during the initial six months of this tenancy) should the Mortgage require possession under the Housing Act 1988, Schedule 2, Ground 2.

10.                               NOTICE

Notice under section 48 of the Landlord and Tenant Act 1987.  The Tenant is hereby notified that notices (including notices in proceedings) must be served on the Landlord by the Tenant at the following address:-

Riverdale Estates Ltd

3 Wherry Lane

Ipswich

IP4 1LG

11.                               English law shall apply to this Agreement.

IN WITNESS whereof this Agreement has been executed on the day and year written above.

SIGNED by
Riverdale Estates Ltd	/s/ [ILLEGIBLE]
The Landlord

SIGNED by
A Director of Vidus Ltd	/s/ [ILLEGIBLE]
The Tenant

ADDENDUM

1.               The landlord agrees to pay for the subscription to NTL to cover standard Broadband provision (150k) and Cable TV package.  The Landlord takes no responsibility for the reliability of this provider.

2.               The Landlord agrees to provide a cleaning service for the Property.  The cleaning is contracted on a Monday every 2 weeks and will consist of a total of 3 hours cleaning in total.  Any additional cleaning which is required or requested will be for the account of the Tenant.

Residential Lettings & Property Management

3 Wherry Lane, Ipswich, Suffolk IP4 1LG

Telephone: 01473 217600  Fax: 01473 287408

www.riverdaleestates.co.uk

Registered Office: Saxtead Bottom Farm, Saxtead Suffolk IP13 9QS

Company Registration in England, Number 3280625